                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of MBNA Corporation, and in the related Prospectuses, of our report dated January 14, 2000, with respect to the consolidated financial statements of MBNA Corporation, included in the 1999 Annual Report to Stockholders of MBNA Corporation and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1999:

         Number   33-41936    on Form S-8 dated July 22, 1991

         Number   33-41895    on Form S-8 dated July 24, 1991

         Number   33-50498    on Form S-3 (as amended by Post-Effective
                               Amendment No. 1) dated August 28, 1992

         Number   33-71640    on Form S-8 dated November 15, 1993

         Number   33-76278    on Form S-3 (as amended by Amendment No. 1) dated
                               April 8, 1994

         Number   33-95438    on Form S-8 dated August 4, 1993

         Number   33-95600    on Form S-3 (as amended by Pre-Effective
                               Amendment No. 1) dated September 1, 1995

         Number   333-17187   on Form S-3  dated December 3, 1996

         Number   333-15721   on form S-3 (as amended by Amendment No. 2) dated
                               December 10, 1996

         Number   333-21181   on Form S-4 (as amended by Amendment No. 1)
                               dated February 25, 1997

         Number   333-06824   on Form S-8 dated April 22, 1997

         Number   333-47179   on Form S-3 dated April 6, 1998

         Number   333-74919   on Form S-3 dated March 24, 1999

         Number   333-79987   on Form S-8 dated June 4, 1999



Baltimore, Maryland
March 17, 2000